Exhibit 10.5

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ISRAELI THE SECURITIES LAW, 1968 OR OF ANY OTHER JURISDICTION (COLLECTIVELY, “SECURITIES LAWS”). THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

NASUS PHARMA LTD.

SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for the payment by [_________________] (the “Investor”) of US$ [______] (the “Purchase Amount”), payable up to 3 business days from the execution date hereof, Nasus Pharma Ltd., C.N. 516022712, a company incorporated under the laws of the State of Israel (the “Company”), hereby issues to the Investor the right to certain shares of the Company’s Share Capital, subject to the terms set forth below. This SAFE is made under a contemplated financing round of up to US$1,500,000 in the aggregate (the “Aggregate Purchase Amount”).

The “Discount Rate” is 65% (i.e., 35% discount)

See Section 2 below for certain additional defined terms.

1. Events

(a) Liquidity Event. If there is a Liquidity Event before the expiration or termination of this instrument, the Investor will receive Liquidity Shares in an amount equal to the Purchase Amount divided by the Conversion Price.

(b) Automatic Conversion upon Qualified Equity Financing. If there is a Qualified Equity Financing before the expiration or termination of this instrument, but not earlier than the lapse of the fifteen (15) months following the date hereof, the Company will automatically issue to the Investor a number of Safe Shares equal to the Purchase Amount divided by the Conversion Price.

(c) Automatic Conversion upon Trigger Round. If there has been no Qualified Equity Financing, a Liquidity Event or a Dissolution by the lapse of the eighteen (18) months following the date hereof, the Company will automatically issue to the Investor a number of Safe Shares equal to the Purchase Amount divided by the Conversion Price derived in respect of a Trigger Round.

In connection with the issuance of Safe Shares by the Company to the Investor pursuant to this Section 1(b) and 1(c), the Investor will execute and deliver to the Company all applicable transaction documents related to the Qualified Equity Financing, or in the Trigger Round (as applicable); provided, that such documents are materially the same documents to be entered into with the purchasers of Standard Shares, with appropriate variations for the Safe Shares if applicable.

(d) Dissolution Event. If there is a Dissolution Event before this instrument expires or terminates, the Company will pay an amount equal to the Purchase Amount, due and payable to the Investor immediately prior to, or concurrent with the consummation of the Dissolution Event. The Purchase Amount will be paid prior and in preference to any distribution of any of the assets of the Company to holders of outstanding shares by reason of their ownership thereof. If upon the consummation of the Dissolution Event, the assets of the Company legally available for distribution to the Investor and all holders of all other outstanding Safes (the “Dissolving Investors”), as determined in good faith by the Company’s board of directors (“Board”), are insufficient to permit the payment to the Dissolving Investors of their respective Purchase Amounts, then the entire assets of the Company legally available for distribution will be distributed with equal priority and pro rata among the Dissolving Investors in proportion to the Purchase Amounts they would otherwise be entitled to receive pursuant to this Section 1(d) and/or other Safe instruments then outstanding.

(e) Liquidation Priority. In a Dissolution Event. The Investor’s right to receive its Purchase Amount following the issuance of shares thereto will be:

(i)	Junior to payment of outstanding indebtedness and creditor claims, including contractual claims for payment and convertible promissory notes (to the extent such convertible promissory notes are not actually or notionally converted into ordinary shares);

(ii)	Senior to payments for Ordinary Shares.

(f) Termination. This instrument will expire and terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this instrument) upon either (the “Termination Date”): (i) the issuance of shares to the Investor pursuant to Section 1(a), Section 1(b) or Section 1(c); or (ii) the payment of amounts due to the Investor pursuant to Section 1(d)

2. Definitions

“Change of Control” means (i) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting shares of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting shares of the Company or such other surviving or resulting entity, and excluding any sale to a wholly owned subsidiary of the Company or a reorganization for the purpose of change of domicile that does not affect, in each case, the percentage ownership interest of the shareholders of the Company, or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Conversion Price” means the applicable Discount Price

“Conversion Shares” means Liquidity Shares or Safe Shares

“Discount Price” means the lowest (and for avoidance of doubt, no discounts granted under any Safe or convertible instrument shall be considered) price per share of the Standard Shares sold in the Qualified Equity Financing, or in the Trigger Round (as applicable) multiplied by the Discount Rate.

“Dissolution Event” means: (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

“Equity Financing” means a bona fide transaction or series of related transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells shares at a fixed valuation.

“Initial Public Offering” or “IPO” means the closing of the Company’s first initial public offering of the Company’s shares pursuant to a registration statement filed under the Securities Act, or under any other applicable Securities Laws, or any other transaction resulting in a surviving corporation being traded on a stock exchange.

“Liquidity Event” means a Change of Control or an Initial Public Offering.

“Liquidity Shares” means such class of shares having anti-dilution, preference and catch-up rights (as applicable) identical to the respective rights most senior class of shares existing prior to the Liquidity Event, and other rights identical to the rights attached to the Ordinary Shares, and will automatically be converted to Ordinary Shares immediately prior to a Liquidity Event.

“Ordinary Shares” means ordinary shares of the Company, nominal value NIS 0.01 each.

“Qualified Equity Financing” means an Equity Financing pursuant to which the Company raises issues and sells shares at a fixed valuation with an aggregate consideration of at least US$2,000,000.

“Safe” means an instrument containing a future right to shares of the Share Capital, similar in form and content to this instrument, purchased by investors for the purpose of funding the Company’s business operations.

“Safe Shares” means the shares of the most senior class of series of shares issued to the Investor in a Qualified Equity Financing, or the Trigger Round (as applicable) having the identical rights, privileges, preferences and restrictions as the Standard Shares, other than with respect to: (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the Conversion Price; and (ii) the basis for any dividend rights and all other economic rights, to the extent provided to the investors investing new money in a Qualified Equity Financing, which will be based on the Conversion Price; (iii) any individual rights which may be granted to specific investors and/or governance related rights (such as the right to appoint a director to the Company’s board of directors, veto rights, etc.).

“Share Capital” means the outstanding share capital of the Company.

“Standard Shares” means the shares of the most senior class of series of shares issued to the investors investing new money in the Company in connection with the initial closing of the Equity Financing.

“Trigger Round” means the last Equity Financing which has been consummated by Company prior to the lapse of eighteen (18) months from the date hereof.

3. Company Representations

The Company hereby represents and warrants to the Investor that as of the execution date of this instrument:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this instrument is within the corporate power of the Company and, other than with respect to the actions to be taken when equity is to be issued in connection with the Qualified Equity Financing, Trigger Round and Liquidity Event, shall have been duly authorized by all necessary actions on the part of the Company prior to the consummation of the Qualified Equity Financing or Liquidity Event. This instrument constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of: (i) any material statute, rule or regulation applicable to the Company; or (ii) any material debt or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) The performance and consummation of the transactions contemplated by this instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) violate the Company’s amended articles of association as in effect at the closing of the Qualified Equity Financing (if applicable); (iii) result in the acceleration of any material debt or contract to which the Company is a party or by which it is bound; or (iv) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d) No consents or approvals are required in connection with the performance of this instrument, other than: (i) the Company’s corporate approvals and waiver of participation rights by the Company’s applicable shareholders; and (ii) necessary corporate approvals for the authorization of Safe Shares issuable pursuant to Section 1 hereof, which shall be secured prior to their issuance thereof.

4. Effectiveness; Survival

(a) Each representation and warranty detailed in Section 3 above is deemed to be made on the execution date of this instrument and shall remain in full force and effect until the earlier of (i) Termination Date; or (ii) upon 12 months anniversary of the execution date of this instrument. Save in the event of fraud or intentional misrepresentation by the Company hereunder, the liability of Company towards an Investor as a result of any breach of covenant or any representation or warranty made by the Company under this Agreement or otherwise shall not exceed the Purchase Amount actually provided to the Company by such Investor in accordance with this Agreement.

5. Investor Representations

The Investor represents that it:

(a) has full legal capacity, corporate power and authority to execute and deliver this instrument and to perform its obligations hereunder. This instrument constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing its financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(c) The Investor has had an opportunity to discuss the Company’s business, operations, properties, prospects, technology, plans, management, financial affairs and the terms and conditions of the offering of the Conversion Shares with the Company’s management and has had an opportunity to review the Company’s facilities.

(d) Investment Experience; Accredited Investor; Non-U.S. Person. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating and understanding the merits and risks of the investment in the Conversion Shares. Investor understands that there is no assurance of any economic benefit which may arise in favor of Investor, and Investor further acknowledges that it may incur material financial losses in entering into the transactions contemplated hereunder. The Investor is either (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (together with the rules and regulations promulgated thereunder, all as amended, the “Securities Act”), or (ii) a Non-U.S. Person as defined under Regulation S promulgated under the Securities Act. To the extent that the Investor is a non U.S. Person, such Investor (x) is not acquiring Conversion Shares for the account or benefit of any U.S. Person, (y) is not, at the time of execution of this Safe, and will not be, at the time of the issuance of the Conversion Shares, in the United States and (z) is not a “distributor” (as defined in Regulation S promulgated under the Securities Act). The Investor (i) is a qualified investor as defined in Annex 1 of the Israeli Securities Law, 5728-1968, and (ii) is fully familiar, following advice of its own legal counsel, with the implications of being such an investor who is subscribing for the shares of the Company.

(g) The Investor is not relying upon any other investor in making its investment or decision to invest in the Company. Neither of the other Investors nor the respective controlling persons, officers, directors, partners, agents, employees or legal or other advisors of any such other Investors shall be liable to any the Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Conversion Shares.

(h) The Investor acknowledges and agrees that in case of an IPO, Investor may be subject to such lock-up periods required under applicable Securities Laws and/or stock exchange rules, and Investor agrees and undertakes, if applicable, to sign, execute and deliver all instruments, consents and documents required with respect thereto.

6. Miscellaneous

(a) Insofar as the Purchase Amount is made by the Investor in currency other than US$, then for purposes hereto, the determining exchange rate shall be the exchange rate published by the Bank of Israel on the date on which the Purchase Amount has been transferred to Company.

(b) Each Party shall bear its own taxes in accordance with applicable law.

(c) No fractional shares shall be issued, and the number of shares issued to the Investor in consideration of the Purchase Amount shall be rounded to the nearest whole number.

(d) Any provision of this instrument may be amended, waived or modified by written consent of the Company and the Majority-in-interest of all then-outstanding Safes. “Majority-in-interest” refers to the holders of the Safes whose Safes have a total aggregate Purchase Amount that is greater than 50% of the Aggregate Purchase Amount.

(e) Any notice required or permitted by this instrument will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 3 business days after being deposited in the mail as registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(f) The Investor is not entitled, as a holder of this instrument, to vote or receive dividends or be deemed the holder of Share Capital for any purpose, nor will anything contained herein be construed to confer on the Investor, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights (except as explicitly stated in this instrument, if any) or otherwise until shares have been issued upon the terms described herein.

(g) Neither this instrument nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this instrument and/or the rights contained herein may be assigned without the Company’s consent by the Investor to a Permitted Transferee, as defined under the Company’s Articles of Association, by furnishing the Company with an advanced notice of such transfer and a confirmation of the transferee’s status as a Permitted Transferee; and provided, further, that the Company may assign this instrument in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile.

(h) In the event any one or more of the provisions of this instrument is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this instrument operate or would prospectively operate to invalidate this instrument, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this instrument and the remaining provisions of this instrument will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(i) All rights and obligations hereunder will be governed by the laws of the State Israel, without regard to its conflicts of law provisions. The competent courts of the city of Tel Aviv-Jaffa shall have exclusive jurisdiction over any dispute arising herefrom or in connection herewith.

(j) This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same Agreement. The Parties agree that scanned or PDF copies of such counterparts shall be considered originals for purposes of giving effect to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered on this __ day of __________, 2024.

NASUS PHARMA LTD.

By:
Name:
Title:

INVESTOR:

[_______________________________]

By:
Name:
Title: